Contacts:
Phil McDermott	Jason Golz, Quynh Nguyen
CFO	Investor Relations
AltiGen Communications	Financial Dynamics
510-252-9712	415-439-4532
pmcdermott@altigen.com	jgolz@fd-us.com

ALTIGEN COMMUNICATIONS POSTS RECORD RESULTS FOR THIRD QUARTER OF FISCAL 2006

Fremont, California - July 26, 2006 - AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems, today reported its financial results for the third quarter of fiscal 2006, ended June 30, 2006.

Revenue for the third quarter of fiscal 2006 was a record $4.8 million, a 17% increase, compared to $4.1 million a year ago and $4.2 million in the previous quarter. Net income for the third quarter, which includes the effects of the adoption of SFAS No. 123R, was $190,000 or $0.01 per diluted share. Excluding the effects of stock compensation expense, non-GAAP net income for the third quarter of fiscal 2006 was $381,000 or $0.02 per diluted share, compared to a net loss of $96,000 or $0.01 per share a year ago, and a net income of $57,000 or $0.00 per diluted share in the previous quarter.

Revenue for the first nine months of fiscal 2006 was $13.4 million, compared to $11.2 million in the first nine months of fiscal 2005. Net loss for the first nine months of 2006 was $147,000 or $0.01 per share. Excluding the effects of stock compensation expense, non-GAAP net income for the first nine months of fiscal 2006 was $480,000 or $0.03 per diluted share, compared to a net loss of $613,000, or $0.04 per share for the first nine months of fiscal 2005. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income.

ATGN	Page 2
July 26, 2006
AltiGen Reports Third Quarter 2006 Financial Results

Several factors contributed to AltiGen’s record results during the third quarter. For example, AltiGen added 92 new multi-site customer installations, further extended its reach into China with installations now close to 500, and further developed its regional bank vertical sales channel with 16 sales. AltiGen’s shipment totals this fiscal year to date increased by 25% over the same period last year and there has been strong initial demand for the 705 IP phone offering, which augments the 710 IP phone sales. In addition, AltiGen was recently awarded a patent for automatic capture of network call-back data, which increases the IP portfolio to 13 patents and provides the technological backbone for AltiGen’s future success in the core small-to-mid-size business (SMB) marketplace.

“We are pleased with the robust sequential growth our business experienced during the third fiscal quarter,” said Gilbert Hu, President and CEO of AltiGen. “Our momentum continues to gather speed and based on current business trends, we maintain our guidance of 20% year-over-year revenue growth for fiscal 2006. Furthermore, we believe the solid growth of AltiGen’s presence in the SMB market will continue in fiscal 2007 as we execute on our stated goals of building market share in select vertical markets, extending our worldwide geographical reach and capturing sales in multi-site deployments,” concluded Mr. Hu.

Phil McDermott, AltiGen’s CFO said, “Achieving profitability on a consistent basis and continuing our steady growth are of the highest priority to AltiGen as we look to execute on our fiscal 2006 goals and develop our goals for fiscal 2007. Our financial position continues to improve and our cash position continues to grow steadily, with $9.5 million in cash and short-term investments at the end of the quarter. ”

Earnings Conference Call

AltiGen will conduct a conference call with investment professionals at 2:00 PM Pacific Time (5:00 PM Eastern Time) today, July 26, 2006 to discuss AltiGen’s results of operations for the first quarter. Dial (800) 540-0559 to listen in to the call. A live Webcast will be made available at www.altigen.com and will also be archived for 90 days at this URL following the call.

ATGN	Page 3
July 26, 2006
AltiGen Reports Third Quarter 2006 Financial Results

About AltiGen Communications

AltiGen Communications, Inc. (Nasdaq: ATGN) is a leading manufacturer of VoIP telephony solutions. AltiGen designs, manufactures and markets advanced, IP-PBX telephone systems and IP call centers that leverage both the Internet and the public telephone network. These products enable an array of applications that take advantage of the convergence of voice and data communications to achieve superior business results.  AltiGen Communications products are available from independent authorized resellers and strategic partners. AltiGen's AltiServ™ family of telephony solutions has been recognized for excellence with more than 40 industry awards since 1996.   Focused on the small to mid sized and multi-site businesses, AltiGen customers benefit from integrated solutions that protect their existing investments, while providing new ways to be more competitive, productive and to save money.

For more information, call 1-888-ALTIGEN or visit the Website at www.altigen.com .

Safe Harbor Statement
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), AltiGen's earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of SFAS No. 123R (“123R”). The non-GAAP financial measures used by management and disclosed by AltiGen exclude the income statement effects of all forms of stock-based compensation and the effects of 123R. The non-GAAP financial measures disclosed by AltiGen should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by AltiGen may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Because management calculates net income without taking into account the effects of the new requirements under 123R, this financial measure is treated as a “non-GAAP financial measure” under Securities and Exchange Commission rules. Management uses this non-GAAP financial measure for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate AltiGen's results on a consolidated basis compared to those of other companies.

AltiGen discloses this information to the public to enable investors who wish to more easily assess AltiGen's performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among peer companies.

ATGN	Page 4
July 26, 2006
AltiGen Reports Third Quarter 2006 Financial Results

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the SMB market, our ability to successfully expand our reach in targeted vertical markets, the ability to extend our geographical reach, our ability to enhance our customer experience with the goal of capturing multi-site deployments, our ability to achieve revenue growth of 20% in fiscal 2006 and grow profitably. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to AltiGen as of the date hereof and AltiGen assumes no obligation to update these forward-looking statements.

(Tables Follow)

AltiGen Communications, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter Ended June 30		Nine Months Ended June 30
	FY 2006	FY 2005	FY 2006	FY 2005
Net Revenue	$4,806	$4,117	$13,384	$11,193
Gross profit	2,711	2,221	7,335	6,370

Research and development	932	862	2,854	2,619
Selling, general & administrative	1,676	1,524	4,851	4,518
Operating profit (loss)	103	(165)	(370)	(767)
Interest and other income, net	91	69	236	165
Net income (loss) before tax	$194	$(96)	$(134)	$(602)
Provision for income tax	4	-	13	11
Net income (loss) after tax	190	(96)	(147)	(613)
Basic and diluted net income (loss) per share	$0.01	$(0.01)	$(0.01)	$(0.04)
Weighted average shares outstanding
Basic	15,000	14,677	14,926	14,570
Diluted	15,605	14,677	15,559	14,570

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (unaudited)

	Third Quarter Ended June 30		Nine Months Ended June 30
	FY 2006	FY 2005	FY 2006	FY 2005
GAAP net income (loss)	190	(96)	(147)	(613)
Adjustment:
Stock-based compensation	191	-	627	-
Non-GAAP net income (loss)	381	(96)	480	(613)
Non-GAAP basic and diluted net income (loss) per share	$0.02	$(0.01)	$0.03	$(0.04)
Weighted average shares outstanding
Basic	15,000	14,677	14,926	14,570
Diluted	15,605	14,677	15,559	14,570

Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2006	September 30, 2005
Cash and cash equivalents	$7,553	$3,963
Short-term investments	1,924	5,459
Accounts receivable, net	2,299	1,957
Inventories	1,603	965
Other current assets	184	148
Net property and equipment	720	522
Other long-term assets	289	321
Total Assets	$14,572	$13,335
Current liabilities	$2,874	$2,359
Long-term liabilities	$199	$258
Stockholders' equity	11,499	10,718
Total Liabilities and Stockholders' Equity	$14,572	$13,335